UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 15, 2024, BiomX Inc., a Delaware corporation (the “Company” or “BiomX”), completed its previously announced acquisition (the “Acquisition”) of Adaptive Phage Therapeutics, Inc., a Delaware corporation (“APT”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BTX Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and APT. The information contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2024 (the “March 6, 2024 Current Report) is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Upon the consummation of the Acquisition (the “Closing”), the Company issued warrants (the “Warrants”) to purchase an aggregate of 250,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $5.00 per share of Common Stock, to a landlord of APT (the “Landlord”) in connection with the amendment of a lease agreement by and between APT and the Landlord. The Warrants are identical to the warrants issued to the former stockholders of APT in connection with the Acquisition (the “Merger Warrants”). The description of the Merger Warrants contained in Item 1.01 of the March 6, 2024 Current Report is incorporated by reference into this Item 3.02.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Warrants were offered and sold in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, on March 15, 2024, immediately prior to the Closing, Lynne Sullivan, Jason Marks, and Michael Dambach resigned from the board of directors of the Company (the “Board”) and any respective committee of the Board of which they were members. These resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on March 15, 2024, effective upon the Closing, Dr. Jesse Goodman, Jonathan Leff and Gregory Merril were appointed to the Board as directors. Dr. Goodman and Mr. Merril were appointed as Class II directors, with terms expiring at the Company’s 2025 annual meeting of stockholders, and Mr. Leff was appointed as a Class III director, with a term expiring at the Company’s 2026 annual meeting of stockholders.

Dr. Goodman, M.D., M.P.H., age 72, has been the director of the Center on Medical Product Access, Safety and Stewardship, and professor of medicine and attending physician in infectious diseases, at Georgetown University since March 2014.  Dr. Goodman also is an infectious disease physician at the Washington DC Veterans Affairs and Walter Reed Medical Centers. Dr. Goodman serves on the board of directors of GlaxoSmithKline plc, a multinational pharmaceutical company, which he joined in 2016, and chaired that board’s science committee until early 2023, and he has served on the board of directors of Intellia Therapeutics, Inc., a publicly traded biotechnology company, since October 2018. Prior to the closing of the Acquisition, Dr. Goodman served on the board of directors of APT.  Dr. Goodman also has served as a president (2015 to 2020) and member (2015 to present) of the board of trustees of the United States Pharmacopeia.  He is also a member of the board of scientific counselors for infectious diseases of the Centers for Disease Control and Prevention (“CDC”).  From 2009 until February 2014, Dr. Goodman served as the chief scientist of the U.S. Food and Drug Administration (“FDA”).  Dr. Goodman also served as deputy commissioner for science and public health at the FDA from 2009 through 2012.  Prior to that, Dr. Goodman was the director of the FDA’s Center for Biologics Evaluation and Research from 2003 to 2009 and a senior advisor to the FDA commissioner from 1998 through 2000.  Prior to his government service, Dr. Goodman was professor of medicine and chief of infectious diseases at the University of Minnesota.  Dr. Goodman has served on numerous advisory boards and committees for national and international health care organizations, including the CDC, the National Institute of Health, the World Health Organization and the Coalition on Epidemic Preparedness Innovations.  Dr. Goodman received a B.S. in biology from Harvard College, a master’s in public health from the University of Minnesota and an M.D. from the Albert Einstein College of Medicine, and did his residency and fellowship training in medicine, infectious diseases and oncology at the Hospital of the University of Pennsylvania and at the University of California in Los Angeles, where he was also chief medical resident.  He has been elected to the Institute of Medicine of the National Academy of Sciences.

Jonathan Leff, age 55, is a Partner at Deerfield Management Company, L.P. and Chairman of the Deerfield Institute. He joined Deerfield in 2013 and focuses on venture capital and structured investments in biotechnology and pharmaceuticals. Prior thereto, Mr. Leff served as Managing Director at Warburg Pincus LLC from 2000 to 2012, where he led the firm’s investment efforts in biotechnology and pharmaceuticals. Mr. Leff also previously served as a member of the Executive Committee of the Board of the National Venture Capital Association (“NVCA”) and led NVCA’s life sciences industry efforts as Chair of NVCA’s Medical Innovation and Competitiveness Coalition. He also served on the Emerging Companies Section Board of the Biotechnology Industry Organization. Mr. Leff is involved in the governance of several not-for-profit organizations, including serving as a member of the board of directors of the Spinal Muscular Atrophy Foundation and sitting on the Columbia University Medical Center Board of Advisors. He currently serves on the board of directors of Larimar Therapeutics, Inc., a publicly traded biotechnology company. Mr. Leff also previously served on the boards of several other publicly traded biotechnology and pharmaceutical companies, including ARS Pharmaceuticals, Inc., from 2022 to 2023, Proteon Therapeutics, Inc. from 2017 to 2019, AveXis, Inc. from 2014 to 2017 and Nivalis Therapeutics, Inc. from 2014 to 2016. He currently serves on the boards of several private biopharmaceutical companies and has previously served on the boards of other privately held biopharmaceutical companies. Mr. Leff received his A.B. from Harvard University, MBA from the Stanford University Graduate School of Business and M.S. in Biotechnology from Johns Hopkins University.

Gregory Merril, age 58, founded APT in October 2016, serving as its chief executive officer until October 2023 and serving on its board of directors until the Closing. Currently, he lends his expertise to various startups, serving in capacities ranging from advisor to executive director. Mr. Merril served as chief executive officer of Yost Labs, a developer of inertial motion sensors used in fields such as physical rehabilitation and drone navigation, from August 2015 to December 2017. Between 2011 and August 2015, he founded and led Brain Sentry, a company dedicated to developing wearable sensors to detect head impacts risking traumatic brain injury in sports including football, hockey, and lacrosse. From October 2009 to February 2011, he served as chief operating officer of Decision Technologies, which supported the U.S. Navy and the Missile Defense Agency with technology acquisitions and deployments. Earlier, as the founding chief executive officer and chair of Interaction Laboratories from March 2002 to October 2009, Merril worked on patents and products that enhanced physical activity in video games and military simulations. Before this, he was the founding chief executive officer of HT Medical Systems, a company focusing on surgical training simulators, which merged with Immersion Corp (NASDAQ: IMMR) in July 2000. Merril is credited as inventor with 22 issued patents and holds a B.A. in psychobiology from McDaniel College.

None of Dr. Goodman, Mr. Leff or Mr. Merril is a party to any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, on March 15, 2024, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of Dr. Goodman, Mr. Leff and Mr. Merril on substantially the same terms as the agreements previously entered between the Company and each of its other directors. The form of indemnification agreement entered into between the Company and each of its directors is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 15, 2023, and is incorporated herein by reference. The Indemnification Agreements provide customary indemnification protections to the indemnitees, including indemnification against all expenses, judgments, fines and amounts paid in settlement and advancement of expenses (subject to customary limitations).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Closing and the consummation of the previously announced private placement of shares of its Series X preferred stock, par value $0.0001 per share, and warrants to purchase shares of Common Stock (the “Private Placement”).

The description of the Certificate of Designation contained in Item 1.01 of the March 6, 2024 Current Report is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, the form of which is filed as Exhibit 4.1 to the March 6, 2024 Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

On March 15, 2024, the Company consummated the Private Placement substantially concurrently with the Closing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The Company will file the financial statements required by this item in connection with the Acquisition by amendment to this Current Report on Form 8-K to be filed no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b) Pro Forma Financial Information

The Company will file the pro forma financial information required by this item in connection with the Acquisition by amendment to this Current Report on Form 8-K to be filed no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(d) Exhibits

Exhibit	Description
4.1	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

March 18, 2024	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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